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                                                                   Exhibit 23.2


                         CONSENT OF ERNST & YOUNG LLP

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 28, 1999, except for Note 11 as to which the date is June 14, 1999, with respect to the consolidated financial statements of NOVEX included in the Joint Proxy Statement of Invitrogen Corporation and NOVEX that is made a part of Amendment No. 1 to the Registration Statement (Form S-4) and Prospectus of Invitrogen Corporation for the registration of 3,000,000 shares of its common stock.



                                      /s/ ERNST & YOUNG LLP

San Diego, California
July 16, 1999